Exhibit 10.a

AGREEMENT AND PLAN OF MERGER

by and among

HXT Holdings, Inc.

HXT Acquisition Corp.

and

China Metal Holding, Inc.

Dated as of September 2, 2011

MERGER AGREEMENT

Merger Agreement (the “Agreement”) dated as of September 2, 2011 by and among HXT Holdings, Inc., a corporation formed under the laws of the State of Delaware (“HXTH”), HXT Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly owned subsidiary of HXTH (the “Merger Sub”), and China Metal Holding, Inc., a corporation formed under the laws of the State of Delaware (“China Metal”).”   HXTH, the Merger Sub, and China Metal are referred to herein individually as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, HXTH and China Metal have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

WHEREAS, HXTH has proposed to acquire China Metal pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, China Metal shall become a wholly owned subsidiary of HXTH through the merger of China Metal with and into the Merger Sub (the “Merger”); and

WHEREAS, in the Merger, all issued and outstanding shares of capital stock of China Metal shall be cancelled and converted into the right to receive 9,200,000 shares of the common stock of HXTH (the “Merger Shares”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

“DGCL” means Delaware General Corporation Law.

“Knowledge” means, in the case of HXTH or China Metal, a particular fact or other matter of which its Chief Executive Officer or the Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Surviving Entity” shall mean China Metal as the surviving entity in the Merger as provided in Section 1.04.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I
THE TRANSACTIONS

SECTION 1.01                    THE MERGER.

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the  DGCL, at the Effective Time (as hereinafter defined), all China Metal Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares.  In connection therewith, the following terms shall apply:

(a)           Exchange Agent.   Robert Brantl, Esq., counsel for HXTH, shall act as the exchange agent (the “Exchange Agent”) for the purpose of exchanging China Metal Shares for the Merger Shares.   At or prior to the Closing, HXTH shall deliver to the Exchange Agent the Merger Shares.

(b)           Conversion of Securities.

(i)           Conversion of China Metal Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of HXTH, China Metal or the Merger Sub, or the holders of any of their respective securities:

(A)           Each of the issued and outstanding shares of common stock of China Metal (the “China Metal Shares”) immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one thousand (1,000) Merger Shares.

(B)           All China Metal Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(b)(i)(A) upon the surrender of such certificate in accordance with Section 1.07, without interest.  No fractional shares may be issued; but each fractional share that would result from the Merger will be rounded to the nearest number of whole shares.

(ii)           Conversion of Merger Sub Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of China Metal, HXTH, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of HXTH.

(c)           Exemption from Registration.  The Parties intend that the issuance of the Merger Shares  shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 1.02                     CLOSING.

The closing of the Share Purchase and the Merger (the “Closing”) will take place at the offices of Robert Brantl, Esq., counsel for China Metal, within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as HXTH and China Metal shall agree (the “Closing Date”), but in any event no later than September 30, 2011 unless extended by a written agreement of HXTH and China Metal.

SECTION 1.03                     MERGER; EFFECTIVE TIME.

At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and HXTH shall cause Merger Sub to, merge with and into China Metal in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and China Metal shall continue as the Surviving Entity.  The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger, executed in accordance with the applicable provisions of the DGCL (the “Effective Time”).  The date on which the Effective Time occurs is referred to as the “Effective Date.”  The Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04                     EFFECT OF THE MERGER.

The Merger shall have the effect set forth in Title 8, Section 259 of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of China Metal and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of China Metal and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05                     CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

Pursuant to the Merger:

(a)           The Certificate of Incorporation and Bylaws of China Metal as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

(b)           The directors and officers of the China Metal immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06                     RESTRICTIONS ON RESALE

The Merger Shares issued will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) HXTH receives an opinion of counsel, reasonably satisfactory to HXTH, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Merger Shares shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR HXT HOLDINGS, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR HXT HOLDINGS, INC.  THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 1.07                     EXCHANGE OF CERTIFICATES.

(a)           EXCHANGE OF CERTIFICATES.  After the Effective Time, the shareholders of China Metal (“China Metal Shareholders”) shall be required to surrender all their China Metal Shares to the Exchange Agent, and the China Metal Shareholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the China Metal Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement.  Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented China Metal Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such China Metal Shares have been so exchanged.  No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented China Metal Shares, until such certificate or certificates representing all the relevant China Metal Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b)           FULL SATISFACTION OF RIGHTS.  All Merger Shares for which the China Metal Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the China Metal Shares.

(c)           EXCHANGE OF CERTIFICATES.  All certificates representing China Metal Shares converted into the right to receive Merger Shares pursuant to this Article I shall be furnished to HXTH subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

(d)           CLOSING OF TRANSFER BOOKS.  On the Effective Date, the stock transfer book of China Metal shall be deemed to be closed and no transfer of China Metal Shares shall thereafter be recorded thereon.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HXTH

HXTH and , where applicable, the Merger Sub hereby jointly and severally represent and warrant to China Metal and to the China Metal Shareholders, as of the date of this Agreement, as of the Closing Date and as of the Effective Time, as follows:

SECTION 2.01                     ORGANIZATION, STANDING AND POWER.

HXTH is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

SECTION 2.02                     SUBSIDIARIES

HXTH owns all of the outstanding capital stock of the Merger Sub and of Heng Xing Technology Group Development Limited, a British Virgin Islands corporation (“Operating Sub”).  Other than its ownership of the Merger Sub and the Operating Sub, HXTH does not have an ownership interest in any Person.   Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations. Operating Sub is party to a Transfer Agreement pursuant to which HXTH will transfer ownership of Operating Sub to a third party immediately after the Closing (the “Transfer Agreement”).

SECTION 2.03                     CAPITALIZATION.

(a)           There are 61,000,000 shares of capital stock of HXTH authorized, consisting of 60,000,000 shares of common stock, $0.001 par value per share (the “HXTH Common Shares”), and 1,000,000 shares of preferred stock, $0.001 per share (“HXTH Preferred Shares”).  As of the date of this Agreement, there are 666,241 HXTH Common Shares issued and outstanding and no HXTH Preferred Shares are issued and outstanding.

(b)           All outstanding HXTH Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.  The Merger Shares will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.04                     AUTHORITY FOR AGREEMENT.

The execution, delivery, and performance of this Agreement by each of HXTH and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of HXTH and the  Merger Sub, enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by HXTH and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, HXTH's Articles of Incorporation, Merger Sub’s Certificate of Incorporation, or either of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which HXTH is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to HXTH or Merger Sub.

SECTION 2.05                     FINANCIAL CONDITION

The Annual Report on Form 10-K filed by HXTH for the year ended September 30, 2010 and the Quarterly Report on Form 10-Q filed by HXTH for the period ended June 30, 2011 (the “SEC Filings”) are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect.  The financial statements included in the SEC Filings (the “Financial Statements”) were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of HXTH as of the dates stated and the results of its operations for the periods presented.

SECTION 2.06                     ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since June 30, 2011, except as contemplated by this Agreement:

(a)           there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of HXTH;

(b)           HXTH has not (i) amended its Articles of Incorporation;  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction other than the Transfer Agreement; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c)           HXTH has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent HXTH balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims, except pursuant to the Transfer Agreement; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

SECTION 2.07                     GOVERNMENTAL AND THIRD PARTY CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with HXTH, the Operating Sub or Merger Sub, is required by or with respect to HXTH, the Operating Sub or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 2.08                     LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of HXTH, threatened against or affecting, HXTH or the Merger Sub or the Operating Sub or any of their respective assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.09                     COMPLIANCE WITH APPLICABLE LAWS.

To the Knowledge of HXTH, the business of each of HXTH, the Operating Sub and the Merger Sub has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.10                     TAX RETURNS AND PAYMENT

HXTH has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due.  Except as disclosed in Financial Statements filed by HXTH with the SEC, there is no material claim for Taxes that is a Lien against the property of HXTH other than Liens for Taxes not yet due and payable, none of which is material.  HXTH has not received written notification of any audit of any Tax Return of HXTH being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on HXTH, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by HXTH which is currently in effect, and HXTH is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced HXTH Financial Statements.

SECTION 2.11                     SECURITY LISTING

HXTH is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all HXTH public filings required under the Exchange Act have been made.  The common stock of HXTH is listed for quotation on the OTC Bulletin Board.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CHINA METAL

China Metal hereby represents and warrants to HXTH and to Merger Sub, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01                     ORGANIZATION, STANDING AND POWER.

China Metal is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  China Metal is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary.

SECTION 3.02                     CAPITALIZATION.

There are 9,200 issued and outstanding shares of common stock of China Metal with $.00001 par value (the “China Metal Common Shares”).  No China Metal Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of China Metal Common Shares.   No Person is entitled to any rights with respect to the conversion, exchange or delivery of the China Metal Common Shares.  The China Metal Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03                     AUTHORITY FOR AGREEMENT.

The execution, delivery and performance of this Agreement by China Metal has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of China Metal, enforceable against China Metal in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by China Metal will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, China Metal’s Certificate of Incorporation or Bylaws, in each case as amended, or, to the Knowledge of China Metal, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which China Metal is a party or by which it or any of its  properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to China Metal.

SECTION 3.04                     GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with China Metal, is required by or with respect to China Metal in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 3.05                     LITIGATION

There is no action, suit, investigation, audit or proceeding pending against or, to the Knowledge of China Metal, threatened, against or affecting China Metal or any of its material assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.06                     COMPLIANCE WITH APPLICABLE LAWS.

To the Knowledge of China Metal, the business of China Metal (including the business of its subsidiary, Changzhou Huayue Electronic Co. Ltd. (“Huayue”)), has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect on China Metal.

SECTION 3.07                     TAX RETURNS AND PAYMENT

China Metal and Huayue have duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in China Metal Financial Statements heretofore delivered to HXTH and except for Taxes being contested in good faith.  Subject to the foregoing, to the Knowledge of China Metal, except as disclosed in the China Metal Financial Statements, there is no material claim for Taxes that is a Lien against the property of China Metal other than Liens for Taxes not yet due and payable, none of which is material.  China Metal has not received written notification of any audit of any Tax Return of China Metal being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on China Metal, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by China Metal which is currently in effect, and China Metal is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the China Metal Financial Statements.

SECTION 3.08                     FINANCIAL CONDITION

The financial statements of China Metal for the years ended May 31, 2011 and 2010 previously delivered to HXTX (the “China Metal Financial Statements”) were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of HXTH as of the dates stated and the results of its operations for the periods presented.

SECTION 3.09                     ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since May 31, 2011, except as contemplated by this Agreement:

(a)           there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of China Metal (including Huayue);

(b)           neither China Metal nor Huayue has (i) amended its Articles of Incorporation;  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c)           neither China Metal nor Huayue has (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the May 31, 2011 China Metal balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

ARTICLE IV
CONDITIONS PRECEDENT

SECTION 4.01                     CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both HXTH and China Metal:

(a)           Consents, Approvals.  The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)           Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of China Metal in accordance with the applicable provisions of the DGCL and its bylaws.

(c)           Absence of Certain Litigation.  No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

(d)           Transfer Agreement.  HXTH shall have entered into the Transfer Agreement pursuant to which the Operating Sub shall be assigned to Li Yuan Qing in exchange for the undertaking by Li Yuan Qing to indemnify HXTH and its affiliates against liabilities of the Operating Sub.

SECTION 4.02                    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HXTH

The obligations of HXTH on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by HXTH:

(a)           Representations and Warranties.  The representations and warranties by China Metal in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

(b)           Due Diligence.  HXTH shall have completed to its own satisfaction due diligence in relation to China Metal.

SECTION 4.03                    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CHINA METAL

The obligations of China Metal on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by China Metal:

(a)           Representations And Warranties.  The representations and warranties by HXTH and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

(b)           Due Diligence.  China Metal shall have completed to its own satisfaction due diligence in relation to HXTH;

(c)           HXTH Board of Directors.  At the Effective Time of the Merger or in accordance with applicable law, all of the officers and members of the board of directors of HXTH shall tender their resignations as officers and directors of HXTH, after filling the vacancies created on the HXTH board of directors with persons designated by the Board of Directors of China Metal, all subject to the passage of ten days from the date on which HXTH shall have filed with the SEC and mailed to its shareholders of record an information statement containing the information required by SEC Rule 14f-1, which shall be provided by China Metal.

ARTICLE V
MISCELLANEOUS

SECTION 5.01                     EXPENSES.

Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 5.02                     APPLICABLE LAW

This Agreement shall be governed by the laws of the State of  Delaware, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 5.03                     NOTICES.

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)           If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(b)           If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)           If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to China Metal, to:

Huakang Zhou
18 Quail Run
Warren, NJ  07059
Facsimile:   973-966-8870

If to HXTH, to:

Li Yuan Qing
Shenzhen Hengtaifeng Technology Co., Ltd.
No. 5 Floor 6, Block A, Skyworth Bldg.
Hi-Tech Industrial Park, Nanshan District
Shenzhen, P.R. China 518057
Facsimile:

  with a copy to (which shall not constitute notice):

Robert Brantl, Esq.
52 Mulligan Lane
Irvington, NY 10533
Facsimile:   914-693-1807

Each Party may change its address by written notice in accordance with this Section.

SECTION 5.04                     COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 5.05                     NO THIRD PARTY BENEFICIARIES.

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

HXT HOLDINGS, INC.

By:	/s/ Li Yuan Qing
Name:	Li Yuan Qing
Title:	Chief Executive Officer

HXT ACQUISITION CORP.

By:	/s/ Li Yuan Qing
Name:	Li Yuan Qing
Title:	Chief Executive Officer

CHINA METAL HOLDING, INC.

By:	/s/ Huakang Zhou
Name:	Huakang Zhou
Title:	President